UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Adial Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

January 6, 2026

Notice of Special Meeting of Stockholders
to be Held on February 26, 2026

To the Stockholders of Adial Pharmaceuticals, Inc.:

We hereby notify you that a special meeting of stockholders (the “Special Meeting”) of Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on February 26, 2026 beginning at 8:30 a.m., local time, at 650 Peter Jefferson Parkway, Suite 230, Charlottesville, Virginia 22911, for the following purposes:

1.	to approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 13,823,512 shares of our common stock, par value $0.001 per share (“Common Stock”) upon the exercise of our Series F common stock purchase warrants issued in connection with our private placement offering that closed on November 28, 2025, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”); and

2.	to approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on December 30, 2025 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on December 30, 2025 will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL
MEETING OF STOCKHOLDERS TO BE HELD ON FebrUARY 26, 2026

On or about January 6, 2026, we will begin mailing this proxy statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING
THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED
WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED
FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF
THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

By Order of the Board of Directors:

/s/ Cary J. Claiborne
Cary J. Claiborne
Chief Executive Officer, President and Director

Dated: January 6, 2026

i

4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON February 26, 2026

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Adial Pharmaceuticals, Inc., a Delaware corporation (referred to as “Adial,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Adial of proxies to be voted at a special meeting of stockholders (the “Special Meeting”) to be held on February 26, 2026, beginning at 8:30 a.m., local time at 650 Peter Jefferson Parkway, Suite 230, Charlottesville, Virginia 22911, and at any adjournment or postponement of the Special Meeting.

The purpose of the Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting. The Board of Directors knows of no other business that will come before the Special Meeting.

Our Board of Directors is soliciting votes (1) FOR approval of the issuance of up to an aggregate of 13,823,512 shares of Common Stock upon the exercise of our Series F common stock purchase warrants (the “Series F Warrants”) issued in connection with our private placement offering that closed on November 28, 2025 (the “Warrant Exercise Proposal”); and (2) FOR approval of an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

On or about January 6, 2026, we will begin mailing this proxy statement.

MEETING ADMISSION

All stockholders as of the record date are welcome to attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Stock on the record date, such as a bank or brokerage account statement and voting instruction card, to be admitted to the Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” of those shares and this proxy statement is being sent directly to you by Adial. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit http://www.vstocktransfer.com/proxy if you are a record holder and follow the instructions), or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet

If you are a record holder and choose to submit a proxy by internet, go to http://www.vstocktransfer.com/proxy to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern Time on February 25, 2026 to be counted.

Submit a Proxy at the 2026 Special Meeting

Submitting a proxy by mail or internet will not limit your right to vote at the Special Meeting if you decide to attend in person.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and this proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. If you are a beneficial holder and choose to submit a proxy by internet, go to the website indicated on the proxy you receive from your broker, bank, or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

ADDITIONAL INFORMATION ABOUT VOTING

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This proxy statement is available at www.adial.com.

Q:	What items of business will be voted on at the Special Meeting?

A:	The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

Proposal No. 1: to approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 13,823,512 shares of our Common Stock upon the exercise of our Series F common stock purchase warrants issued in connection with our private placement offering that closed on November 28, 2025, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”).

Proposal No. 2: 2. to approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

Q:	How does the Board of Directors recommend that I vote?

A:	The Board recommends that you vote your shares:

●	“FOR” the Warrant Exercise Proposal (Proposal No. 1); and

●	“FOR” the Adjournment Proposal (Proposal No. 2).

Q:	What shares can I vote?

A:	You may vote or cause to be voted all shares owned by you as of the close of business on December 30, 2025 (the “Record Date”). These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of Adial maintained with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Adial. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to your broker on how to vote, your broker will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. The Warrant Exercise Proposal and the Adjournment Proposal are not considered routine matters. Therefore, brokers do not have the discretion to vote on any proposal at the Special Meeting. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Adial Pharmaceuticals, Inc., 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the Special Meeting in person and voting your shares. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q: Who can help answer my questions?

A:	If you have any questions about the Special Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Adial Pharmaceuticals, Inc., at 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060 or by phone at (804) 487-8196.

Q: What is the voting requirement to approve each of the proposals?

A:
Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal No. 1: Warrant Exercise Proposal	The affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on such proposal is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable. There are not expected to be any.

Proposal No. 2: Adjournment Proposal	The affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on such proposal is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable. There are not expected to be any.

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares FOR Proposals 1 and 2, and in the discretion of the appointed proxy named on the proxy card with respect to any other business properly brought before the Special Meeting. If you are a beneficial owner please follow the instructions provided to you by your broker, bank or other nominee.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of holders of 33.4% of the outstanding shares of stock entitled to vote on December 30, 2025 are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares on a matter for which the broker does not have discretionary authority to vote the shares) are not applicable to the Special Meeting. If there is no quorum, the chairperson of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

Q:	What should I do if I receive more than one proxy statement?

A:	You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:	Each share of our Common Stock that is issued and outstanding as of the close of business on December 30, 2025, the Record Date, is entitled to be voted on all items being voted on at the Special Meeting, with each share being entitled to one vote on each matter. As of the Record Date, 27,779,262 shares of Common Stock were issued and outstanding, which does not include 5,424,000 shares of Common Stock underlying warrants exercised in November 2025, the issuance of which is held in abeyance subject to a beneficial ownership limitation provision in the warrants.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Adial or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The Board of Directors is making this solicitation on behalf of Adial, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:	To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 27, 2026, to the attention of the Corporate Secretary of Adial Pharmaceuticals, Inc. at 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060 and you must comply with all applicable requirements of Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record may also submit a proposal (including a director nomination) in accordance with Adial’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), but does not intend to have included in the proxy materials prepared by the Company in connection with the 2026 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above no later than the 90th day nor earlier than the 120th day before the first anniversary of the prior year’s meeting. However, if we hold the 2026 Annual Meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. See “Stockholder Proposals for the 2026 Annual Meeting” elsewhere in this proxy statement for additional information regarding stockholder proposals and director nominations at our 2026 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 2, 2026. If such meeting date is changed by more than 30 days, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

PROPOSAL NO. 1
APPROVAL OF THE WARRANT EXERCISE

Background of the Warrant Exercise Proposal

We are seeking stockholder approval for the issuance of up to 13,823,512 shares of Common Stock upon the exercise of Series F Warrants that were issued to an institutional investor in connection with our warrant inducement transaction that closed on November 28, 2025.

The Warrant Inducement

On November 25, 2025, we entered into a warrant inducement agreement (the “Inducement Agreement”) with a certain holder named therein (the “Holder”) of Series C-1 Common Stock Purchase Warrants to purchase up to 4,025,000 shares of Common Stock originally issued on May 5, 2025 (the “Series C-1 Warrants”) and Series E Common Stock Purchase Warrants to purchase up to 5,190,675 shares of Common Stock issued on June 18, 2025 (the “Series E Warrants” and together with the Series C-1 Warrants, the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase an aggregate of 9,215,675 shares of Common Stock, at a reduced exercise price of $0.31 per share. The transactions contemplated by the Inducement Agreement closed on November 28, 2025. We received aggregate gross proceeds of approximately $2.86 million, before deducting financial advisory fees and other expenses payable by us.

In consideration of the Holder’s immediate exercise of the Existing Warrants in accordance with the Inducement Agreement, we issued unregistered Series F Warrants to purchase up to 13,823,512 shares of Common Stock (the “Series F Warrant Shares”).

In addition, pursuant to the Inducement Agreement, and subject to certain exceptions, we agreed not to, until 60 days from the date of the Inducement Agreement, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Inducement Agreement), or (ii) file any registration statement or any amendment or supplement to any existing registration statement, which certain exceptions include, sales of Common Srock pursuant to an “at the market offering” with A.G.P./Alliance Global Partners (“AGP”) (the “ATM Offering”) beginning on the 31st day following the date of the Inducement Agreement and the filing of the Resale Registration Statement (as defined below). We also agreed not to enter into a Variable Rate Transaction (as defined in the Inducement Agreement) for a period of six (6) months following the date of the Inducement Agreement, provided however that sales pursuant to the ATM Offering are permitted to be made beginning on the 31st day following the date of the Inducement Agreement.

We agreed in the Inducement Agreement to file a registration statement to register the resale of the Series F Warrant Shares (the “Resale Registration Statement”) within thirty (30) days following the date of the Inducement Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) days (or, in the event of a full review, ninety (90) calendar days) following the date of the Inducement Agreement.

AGP served as our financial advisor in connection with the transactions described in the Inducement Agreement, and we agreed to pay AGP a financial advisory fee of 8.0% of the aggregate gross proceeds raised in connection with the issuance and sale of securities covered by the Inducement Agreement and $25,000 for legal fees.

Terms of the Series F Warrants

The Series F Warrants have an exercise price of $0.31 per share, subject to adjustment as provided in the Series F Warrants, will be exercisable at any time on or after the date (the “Stockholder Approval Date”) on which we receive Stockholder Approval (as defined below) and have a term of exercise of twenty-four (24) months from the Stockholder Approval Date.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Series F Warrant Shares by the Holder, then the Series F Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each Series F Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a fundamental transaction, as described in the Series F Warrants, the holders of the Series F Warrants will be entitled to receive upon exercise of the Series F Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series F Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series F Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

We may not effect the exercise of Series F Warrants, and the applicable Holder will not be entitled to exercise any portion of any such Series F Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Series F Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Series F Warrants.

Except as otherwise provided in the Series F Warrants or by virtue of the Holder’s ownership of shares of Common Stock, such holder of Series F Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s Series F Warrants. The Series F Warrants will provide that the holders of the Series F Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on Nasdaq and trades under the ticker symbol “ADIL.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding Common Stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement. The closing price of our Common Stock immediately preceding the signing of the Inducement Agreement was $0.31 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Series F Warrants are not exercisable until stockholder approval of the exercise of the Series F Warrants and the issuance of the Series F Warrant Shares upon exercise thereof (the “Stockholder Approval”) is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 13,823,512 shares of our Common Stock upon the exercise of the Series F Warrants to purchase up to 13,823,512 shares of Common Stock. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $4.3 million in gross proceeds upon the exercise of the 13,823,512 Series F Warrants, if exercised for cash at the exercise price of $0.31 per share. Loss of these potential funds could adversely impact our ability to fund our operations.

As discussed above, the exercise price of the Series F Warrants is subject to adjustment, including voluntarily by us at any time during the term thereof, as applicable, subject to the prior written consent of the holder, for any period of time, subject to the rules and regulations of Nasdaq. Therefore, if we should reduce the exercise price of the Series F Warrants, we will receive less proceeds, and approval of this proposal is an approval of the issuance of up to an aggregate of 13,823,512 shares of our Common Stock pursuant to the Series F Warrants at the initial exercise price as well as at an unknown lower exercise price.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval to issue up to an aggregate of 13,823,512 shares of Common Stock upon exercise of the Series F Warrants.

Potential Consequences if the Warrant Exercise Proposal is Not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal will mean that we (i) cannot permit the exercise of the Series F Warrants and (ii) may incur substantial additional costs and expenses.

Each Series F Warrant has an exercise price of $0.31 per share. Accordingly, we could realize an aggregate of up to approximately $4.3 million in gross proceeds if all of the Series F Warrants were exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations. However, if we were to lower the exercise price of the Series F Warrants we would receive less proceeds.

In addition, in connection with the issuance of the Series F Warrants, we have agreed to hold a special meeting of stockholders at the earliest practicable date, but in no event later than one hundred twenty (120) days after the Closing Date (as defined in the Inducement Agreement) for the purpose of obtaining Stockholder Approval and to seek stockholder approval every ninety (90) days thereafter until the earlier of the date on which Stockholder Approval is obtained or the Series F Warrants are no longer outstanding. Accordingly, if our stockholders do not approve the Warrant Exercise Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could materially and adversely impact our ability to fund our operations, advance our clinical trials, and develop and commercialize our product candidate.

Potential Adverse Effects of the Approval of the Warrant Exercise Proposal

If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future to the extent that the Company issues Series F Warrant Shares upon exercise of the Series F Warrants. Assuming the full exercise of the Series F Warrants, an aggregate of 13,823,512 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Required Vote

The affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the Warrant Exercise Proposal is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not applicable as there are not expected to be any at the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL

PROPOSAL NO. 2
THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if we fail to receive a sufficient number of votes to approve the Warrant Exercise Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of any or all of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the Warrant Exercise Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

Vote Required

The affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the Adjournment Proposal is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not applicable as there are not expected to be any at the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” THE Adjournment PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 30, 2025, with respect to the beneficial ownership of our Common Stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and current executive officers as a group.

As of December 30, 2025, we had 27,779,262 shares of Common Stock outstanding, which does not include 5,424,000 shares of Common Stock underlying warrants exercised in November 2025, the issuance of which is held in abeyance subject to a beneficial ownership limitation provision in the warrants.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of profits interest units, warrants or other rights that are either immediately exercisable or exercisable on or before February 28, 2026, which is approximately 60 days after the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

Name and address of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and named executive officers
Cary J. Claiborne (Chief Executive Officer, President, and Director)(1)	344,165	1.23%
Joseph Truluck (former Chief Financial Officer)(2)	45,621	*
J. Kermit Anderson (Director)(3)	23,490	*
Robertson H. Gilliland, MBA (Director)(4)	23,490	*
James W. Newman, Jr. (Director)(5)	37,716	*
Kevin Schuyler, CFA (Director)(6)	30,588	*
Tony Goodman (Chief Operating Officer and Director)(7)	63,396	*

All current executive officers and directors as a group (7 persons)(8)	522,845	1.86%

* less than 1%

(1)	Comprised of 100,799 shares of Common Stock and options to purchase 243,366 shares of Common Stock which will vest within 60 days of December 30, 2025, which shares were part of total option grants to purchase 567,866 shares of our Common Stock.

(2)	Comprised of 10,605 shares of our Common Stock. Includes options to purchase 35,016 shares of Common Stock, which will vest within 60 days December 30, 2025.

(3)	Includes options to purchase 23,490 shares of Common Stock which will vest within 60 days of December 30, 2025, which shares were part of total option grants to purchase 47,823 shares of our Common Stock.

(4)	Includes options to purchase 23,490 shares of Common Stock which will vest within 60 days of December 30, 2025, which shares were part of total option grants to purchase 47,823 shares of our Common Stock.

(5)	Includes (i) 6,117 shares of Common Stock, a warrant to purchase 216 shares of our Common Stock having an exercise price of $0.13 per share, and a warrant to purchase 198 shares of our Common Stock having an exercise price of $190.86 per share, all owned by Virga Ventures, LLC; (ii) 1,646 shares of our Common Stock and a warrant to acquire 94 shares of our Common Stock having an exercise price of $190.86 per share, all owned by Newman GST Trust FBO James W. Newman Jr; (iii) 2,008 shares of our Common Stock and a warrant to acquire 47 shares of our Common Stock having an exercise price of $190.86 per share, both owned by Ivy Cottage Group, LLC.; (iv) 1,379 shares of our Common Stock, a warrant to acquire 108 shares of our Common Stock having an exercise price of $0.13 per share, and a warrant to acquire 28 shares of our Common Stock having an exercise price of $190.86 per share, all owned by Rountop Limited Partnership, LLP; (v) 1,385 shares of Common Stock held in a Roth IRA for the benefit of Mr. Newman; (vi) 800 shares of Common Stock owned directly by Mr. Newman, and (vii) 200 shares of Common Stock owned by Courtney Newman, daughter of Mr. Newman. Mr. Newman is the sole member of Virga Ventures, LLC, the general partner of Ivy Cottage Group, LLC and Rountop Limited Partnership, LLP, and Trustee of the Newman GST Trust. Includes options to purchase 23,490 shares of Common Stock which will vest within 60 days of December 30, 2025, which shares were part of total option grants to purchase 47,823 shares of our Common Stock.

(6)	Includes (i) 700 shares Common Stock owned by Mr. Schuyler, (ii) 121 shares of our Common Stock, a warrant to acquire 78 shares of our Common Stock at an exercise price of $0.13 per share, and a warrant to acquire 46 shares of Common Stock at exercise price of $190.86, owned by Carolyn M. Schuyler, Mr. Schuyler’s wife, (iii) warrant to acquire 40 shares Common Stock at exercise price of $0.13 per share and warrant to acquire 345 shares Common Stock at exercise price of $190.86 per share, all owned by the Kevin William Schuyler 2020 Irrevocable Perpetuities Trust, for which Mr. Schuyler’s wife Carolyn M. Schuyler, is trustee, and (iv) 5,768 shares of Common Stock, all owned directly by MVA 151 Investors, LLC. MVA 151 Investors, LLC is an entity under Mr. Schuyler’s control. Includes options to purchase 23,490 shares of Common Stock which will vest within 60 days of December 30, 2025, which shares were part of total option grants to purchase 47,823 shares of our Common Stock.

(7)	Includes 350 shares of our Common Stock. Mr. Goodman has also been granted an option to purchase 145,046 shares of our Common Stock, of which 63,046 are vested and exercisable within 60 days of December 30, 2025.

(8)	Includes all of the current directors and all of the current executive officers. This total excludes Joseph Truluck, our former CFO, who resigned as Chief Financial Officer effective November 15, 2024, and includes Vinay Shah, our current CFO who is not a named executive officer for 2024.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Adial stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate Proxy Statement to us at: Adial Pharmaceuticals, Inc., Attention: Corporate Secretary, 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060 or by calling us at (804) 487-8196. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholders who intend to present proposals at the 2026 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than February 27, 2026. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2026 proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2026 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2026 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. As a result, stockholders who intend to present proposals at the 2025 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on April 3, 2026, and no later than the close of business on May 3, 2026. However, if we hold the 2026 Annual Meeting on a date that is not within 30 days before or 30 days after July 24, 2026, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2026 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Adial Pharmaceuticals, Inc., 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 2, 2026. If such meeting date is changed by more than 30 days, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

By Order of the Board of Directors:

/s/ Cary J. Claiborne
Cary J. Claiborne
Chief Executive Officer, President and Director

Glen Allen, Virginia
January 6, 2026

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. (Eastern Time) February 25, 2026. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE IN PERSON If you would like to vote in person, please attend the Special Meeting of Stockholders to be held on February 26, 2026 beginning at 8:30 a.m., local time, at 650 Peter Jefferson Parkway, Suite 230, Charlottesville, VA 22911. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Special Meeting of Stockholders - Adial Pharmaceuticals, Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 AND 2. Proposal No. 1 - Warrant Exercise Proposal: To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 13,823,512 shares of our common stock, par value $0.001 per share (“Common Stock”) upon the exercise of our Series F common stock purchase warrants issued in connection with our private placement offering that closed on November 28, 2025, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”). FOR AGAINST ABSTAIN Proposal No. 2 - Adjournment Proposal: To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”). FOR AGAINST ABSTAIN Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999 90.00

Adial Pharmaceuticals, Inc. Special Meeting of Stockholders February 26, 2026 8:30 a.m. Local Time DETACH PROXY CARD HERE TO VOTE BY MAIL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Cary J. Claiborne and Vinay Shah, or either of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock of Adial Pharmaceuticals, Inc., (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on February 26, 2026, beginning at 8:30 a.m., Local Time, upon matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. Please mark, date and sign exactly as your name appears hereon, including designation as executor, trustee, etc., if applicable, and return the proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the president or other authorized officer. All co-owners and each joint owner must sign. Electronic Delivery of Future Proxy Materials: If you would like to reduce the costs incurred by Adial Pharmaceuticals, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please vote online and once your vote is cast you will have the option to enter your email information, or if submitting via Mail please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future mailings for this issuer: Email Address: (Continued and to be signed on the reverse side)